August 19, 2002



Titan EMS, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202

Ventures-National Incorporated
5525 South 900 East, #110
Salt Lake City, Utah 84117

Re: Indemnification Agreement respecting Section 5.02(n)(i) of the Agreement and Plan of Merger, dated as of August 12, 2002 ("Merger Agreement"), among Ventures-National Incorporated, a Utah corporation ("Ventures"), Titan EMS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Ventures ("Acquisition"), and Titan EMS, Inc., a Delaware corporation ("Titan"), and payment of the sum of $150,000 to Jenson Services, Inc. ("Jenson Services")

Gentlemen:

          At the Effective Time (as defined in the Merger Agreement), $150,000 shall be paid by Titan EMS to Jenson Services in consideration of Jenson Services' indemnification of Ventures and Titan against any and all past liabilities of any type or nature whatsoever of Ventures existing at the Closing of the Merger Agreement, which will include all expenses related to the Merger Agreement and the compromise and settlement of any amounts due and owing to Jenson Services for advances or otherwise that were incurred by Ventures in this respect prior to the Closing of the Merger Agreement.

          1. Jenson Services hereby agrees to indemnify and hold Titan, its officers, directors, employees and agents and each person, if any, who controls Titan within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the stockholders of Titan and, following the Effective Time, Ventures and all of its then officers, directors, employees and agents and each person, if any, who then controls Ventures within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against the following:

                    (i) Any and all liabilities, losses, claims, costs, expenses, damages and judgments (including, without limitation, any legal or other reasonable expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such liabilities, losses, claims, costs, expenses, damages and judgments and any action to enforce this Letter Agreement (collectively, the "Losses") resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Ventures contained in the Merger Agreement or in any statement or certificate furnished or to be furnished by Ventures pursuant hereto or in connection with the transactions contemplated by the Merger Agreement;

                    (ii) Any and all losses resulting from or arising out of the conduct of any business, any act or any omissions by or on behalf of Ventures prior to the Effective Time; and

                    (iii) Any and all past liabilities of any type or nature whatsoever of Ventures existing at the Effective Time, which includes all expenses related to the Merger Agreement (excluding the fees of Leonard W. Burningham, Esq. which Titan has previously agreed to pay) and the compromise and settlement of any amounts due and owing to Jenson Services for advances or otherwise that were incurred by Ventures in this respect prior to the Effective Time.

          2. In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant hereto (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought
               (the "Indemnifying Party") in writing.   A delay in giving
               notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay. The Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party, unless the proceeding or claim involves only money damages or relates to a corporate restructuring, recapitalization or stock issuance prior to the Effective Time, not an injunction or other equitable relief, and unless the Indemnifying Party:

                    (i) irrevocably acknowledges in writing complete responsibility for and agrees to indemnify the Indemnified Party; and

                    (ii) furnishes satisfactory evidence of the financial ability to indemnify the Indemnified Party;

               in which case the Indemnifying Party may assume such control through counsel of its choice and at its expense, but the Indemnified Party shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such a proceeding or claim. If the Indemnifying Party does not assume control of the defense of such a proceeding or claim, (i) the entire defense of the proceeding or claim by the Indemnified Party, (ii) any settlement made by the Indemnified Party, and (iii) any judgment entered in the proceeding or claim shall be deemed to have been consented to by, and shall be binding on, the Indemnifying Party as fully as though it alone had assumed the defense thereof and a judgment had been entered in the proceeding or claim in the amount of such settlement or judgment, except that the right of the Indemnifying Party to contest the right of the Indemnified Party to indemnification under the Agreement with respect to the proceeding or claim shall not be extinguished. If the Indemnifying Party does assume control of the defense of such a proceeding or claim, it will not, without the prior written consent of the Indemnified Party settle the proceeding or claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect of the proceeding or claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

          3. The parties agree that all of the representations and warranties contained herein shall survive the Effective Time and continue to be binding regardless of any investigation made at any time by any party.

          4. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

          5. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          6. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Jenson Services:        5525 South 900 East, #110
                                             Salt Lake City, Utah 84110

               If to Titan:

               If to Ventures:

          7. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

          8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws.

          9. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          10. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11. In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney's fees and costs and such other damages as may have been caused by the default of the defaulting party.


                              JENSON SERVICES, INC.

                              By /s/ Duane S. Jenson
                              Its President


                              VENTURES-NATIONAL
                              INCORPORATED

                              By  /s/ John Winchester
                              Its President

                              TITAN EMS, INC.


                              By /s/ Louis George
                              Its President and Chief Executive Officer